Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$206,876,481
Realized Gain (Loss) on Swap Contracts	20,996,479
Unrealized Gain (Loss) on Market Value of Commodity Futures	(45,465,971)
Unrealized gain (loss) on Fair Value of Swap Contracts	(227)
Dividend Income	313,977
Interest Income	3,208,737
ETF Transaction Fees	25,000
Total Income (Loss)	$185,954,476

Expenses
General Partner Management Fees	$423,665
Professional Fees	203,642
Brokerage Commissions	214,171
Directors' Fees and insurance	23,865
License fees	10,591
Total Expenses	$875,934
Net Income (Loss)	$185,078,542

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/24	$838,546,931
Additions (3,600,000 Shares)	65,024,864
Withdrawals ((20,000,000) Shares)	(358,075,333)
Net Income (Loss)	185,078,542

Net Asset Value End of Month	$730,575,004
Net Asset Value Per Share (41,246,103 Shares)	$17.71

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596